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                            REGISTRATION RIGHTS AGREEMENT
                                       [ESOP]

                                                                  June 26, 1998

Cartotech, Inc. Employee Stock
Ownership and 401(k) Plan
Attention:  Independent Fiduciary
Consulting Fiduciaries
2745 Riverwoods Road
Riverwoods, IL 60015

Dear Sirs:

     This Agreement is being executed in conjunction with a Lock-Up Agreement dated the same date as this Agreement. This will confirm that in connection with the merger (the "Merger") of Cartotech, Inc., a Texas corporation ("Cartotech") with and into Surveys Holdings, Inc., a Texas corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated June 11, 1998 (the "Merger Agreement"), between Analytical Surveys, Inc., a Colorado corporation ("ASI"), and the Company on the one hand, and the Cartotech, Inc. Employee Stock Ownership and 401(k) Trust (the "ESOP"), The Epner Family Limited Partnership, The Braverman Family Limited Partnership and Albert Naumann, III (individually a "Shareholder" and collectively the "Shareholders") on the other hand, the Investor Representation Letter dated June 26, 1998 executed by each Shareholder, and related transfer documents, ASI hereby covenants and agrees with the ESOP as follows:

     1. CERTAIN DEFINITIONS. The following terms have the following respective meanings:

     "AGREEMENT" means this Registration Rights Agreement.

     "CLOSING DATE" means the date of this Registration Rights Agreement.

     "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "COMMON STOCK" means the shares of common stock, no par value, of ASI as constituted as of the date of this Agreement.

     "ESOP STOCK" means the shares of Common Stock issued to the ESOP pursuant to the Merger Agreement and any additional shares of Common Stock or other securities issued in respect of such shares in connection with a stock dividend, stock split, recapitalization, reclassification or other transaction affecting ASI's outstanding Common Stock.

     "ESOP TRUSTEE" means the individual or entity designated by the ESOP to act on

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its behalf.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect at the time.

     "REGISTRATION EXPENSES" means the expenses so described in Section 8.

     "SECURITIES ACT" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission under the Securities Act of 1933, all as the same are in effect at the time.

     "SELLING EXPENSES" means the expenses so described in Section 8.

     "TRADING DAY" means a day on which shares of the Common Stock are traded on NASDAQ or on any principal exchange on which the Common Stock is traded.

     2. RESTRICTIVE LEGEND. Each certificate representing ESOP Stock until such legend is removed or such shares are sold in accordance with the other provisions of this Agreement, will be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE, AND (B) ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON RESALE AND TRANSFER UNDER AGREEMENTS BETWEEN THE HOLDER AND THE COMPANY, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

     3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any ESOP Stock (other than under the circumstances described in Section 4), the ESOP Trustee will give written notice to ASI of its intention to effect such transfer. Each such notice will describe the manner of the proposed transfer and, if requested by ASI will be accompanied by an opinion of counsel reasonably satisfactory to ASI to the effect that the proposed transfer of the ESOP Stock may be effected without registration under the Securities Act and any state securities laws, at which point such ESOP Stock may be transferred in accordance with the terms of its notice. Each certificate of ESOP Stock transferred as provided above will bear the legend set forth in

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Section 2, unless (i) such transfer is in accordance with the provisions of
Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such securities in a public sale without registration under the Securities Act.

     The foregoing restrictions on transferability of ESOP Stock will terminate as to any particular shares of ESOP Stock when such shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers of such shares set forth in the registration statement concerning such shares, or when the legend set forth in Section 2 is removed from the certificates representing such shares in accordance with the immediately preceding sentence of this Section 3. If the ESOP Trustee is able to demonstrate to the reasonable satisfaction of ASI (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to the ESOP without limitation, the ESOP Trustee will be entitled to receive from ASI without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

     4.   INCIDENTAL REGISTRATION RIGHTS.

          (a)  The ESOP has incidental registration rights as described in
     Section 4(b) (the "Incidental Rights") with respect to all of the shares of ESOP Stock, after the first anniversary of the Closing Date, and before the second anniversary of the Closing Date.

          (b) After the first anniversary of the Closing Date, and before the second anniversary of the Closing Date, each time ASI proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan, to sell shares obtained under any employee benefit or stock-option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, or a registration on any form which is not available for the registration of ESOP Stock), ASI will give written notice to the ESOP Trustee of its intention to do so. The ESOP Trustee may give ASI a written request to register all or some of the ESOP Stock in the registration described in the written notice from ASI, provided that such written request is given within 20 days after receipt of any such notice from ASI, with such request stating the number of shares of ESOP Stock to be disposed of and the intended method of disposition of such ESOP Stock. Upon receipt of such request, ASI will use its best efforts to cause promptly all such shares of ESOP Stock intended to be disposed of to be registered under the Securities Act so as to permit its sale or other disposition in accordance with the intended methods set forth in the request for registration; PROVIDED, HOWEVER, that if the registration relates to an underwritten offering, (i) the ESOP Trustee's right to have shares of ESOP Stock included in the registration will be contingent upon the ESOP Trustee agreeing to include such ESOP Stock in the offering and entering into an underwriting agreement as

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     provided in Section 6, and (ii) if the managing underwriter of such offering determines reasonably and in good faith in writing that the inclusion of all of the shares of ESOP Stock as to which the ESOP Trustee has requested registration would adversely affect the offering, the number of shares to be registered will be reduced to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter. Any reduction under clause (ii) will be made against all persons (other than ASI) who have elected to include shares of Common Stock in the registration pursuant to the exercise of incidental registration rights granted by ASI, in proportion to the number of shares that each had been entitled to request, and had requested, ASI to include in the registration. The Incidental Rights under this section apply to a registration to be effected for securities to be sold for the account of ASI, as well as a registration statement which includes securities to be offered for the account of other holders of ASI equity securities.

     5. PURCHASE IN LIEU OF REGISTRATION. If the ESOP Trustee exercises the Incidental Rights as to any shares of the ESOP Stock (a "Registration Notice"), then ASI will have the option (the "Option"), which Option may be exercised only to the extent not prohibited by Section 7-106-401 of the Colorado Business Corporation Act, to purchase any or all of such shares, in lieu of registering them, at the current market price determined as follows: as to each share of Common Stock, the closing price on the date that is three Trading Days after the Exercise Notice (as defined below) is given will be the last reported sale price regular way, or, in case no such reported sale takes place on such day, the reported closing price regular way, in either case on the composite tape, or if the Common Stock is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system, or if the Common Stock is not quoted on the NASDAQ, or any comparable system, the average of the closing bid and asked prices quoted to the public by a person then making a market in the Common Stock, and if no person is a market maker in the Common Stock, then the average of the closing bid and asked prices furnished by any member of the National Association of Securities Dealers, Inc. ASI may exercise the Option at any time within 15 days after receiving the Registration Notice by giving the ESOP Trustee written notice of its election to exercise (the "Exercise Notice"). The Exercise Notice must specify the number of shares of ESOP Stock that ASI elects to purchase, and the date of payment for the Shares, which will be the fourth Trading Day after the receipt of the Exercise Notice. On such date, the ESOP Trustee will deliver certificates representing the shares of ESOP Stock that ASI has elected to purchase, duly endorsed for transfer to ASI, free and clear of liens, claims and encumbrances, to ASI at its principal executive offices against payment by ASI of the purchase price, as determined according to the formula set forth above, for such shares. If ASI elects to purchase less than all of the shares covered by a Registration Notice, it will be obligated to register the balance of such shares, subject to the provisions of Section 4.

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     6.   REGISTRATION PROCEDURES. As to any shares of ESOP Stock that are subject to a Registration Notice under the Incidental Rights and as to which ASI does not exercise the Option provided for in Section 5, ASI will:

          (a) after the expiration of the period within which ASI may exercise the Option, prepare and file with the Commission, a registration statement with respect to such securities;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement to comply with the provisions of the Securities Act with respect to the disposition of all ESOP Stock covered by such registration statement in accordance with the ESOP Trustee's intended method of disposition set forth in such registration statement for such period;

          (c) furnish to the ESOP Trustee and to each underwriter such number of copies of the registration statement and the prospectus included in the registration statement (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of ESOP Stock covered by such registration statement;

          (d) use its best efforts to register or qualify ESOP Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the ESOP Trustee or, in the case of an underwritten public offering, the managing underwriter, reasonably requests, if such registrations are required by law;

          (e) immediately notify the ESOP Trustee and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in light of the circumstances then existing;

          (f) use its best efforts (if the offering is underwritten) to furnish, at the request of the ESOP Trustee on the date that ESOP Stock is delivered to the underwriters for sale pursuant to such registration:
     (i) an opinion dated such date of counsel representing ASI for the purposes of such registration, addressed to the underwriters and to the ESOP Trustee stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement

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     of each of them, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission under the Securities Act (except that such counsel need express no opinion as to financial statements and other financial and statistical data contained in each of them), and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the ESOP Trustee or its counsel, and (ii) a letter dated such date from the independent public accountants retained by ASI, addressed to the underwriters and to the ESOP Trustee, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountant; the financial statements of ASI included in the registration statement or the prospectus, or any amendment or supplement of such statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter will additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request;

          (g) make available for inspection by the ESOP Trustee and any attorney, accountant or other agent retained by him, all financial and other records, pertinent corporate documents and properties of ASI and cause ASI's officers, directors and employees to supply all information reasonably requested by the ESOP Trustee or any such attorney, accountant or agent in connection with such registration statement;

          (h) as expeditiously as is reasonably practicable, cause all ESOP Stock covered by the registration statement to be listed on each securities exchange on which similar securities of ASI are then listed; and

          (i) provide a transfer agent and registrar for all ESOP Stock covered by the registration statement not later than the effective date of such registration statement.

     ASI will be entitled to control the timing of the registration process in all respects and may withdraw or terminate any such registration at any time.

     In connection with each registration under this Agreement, the ESOP Trustee will furnish to ASI in writing such information with respect to the ESOP and the proposed distribution by it as will be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 4 covering an underwritten public offering, ASI and the ESOP Trustee will enter into a written agreement with the managing underwriter selected in the manner provided above in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of ASI's size and investment stature; PROVIDED, HOWEVER, that such agreement will not contain any such provision applicable to ASI or the ESOP which is

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inconsistent with the provisions of this Agreement and provided, further, that the time and place of the closing under said agreement will be as mutually agreed upon among ASI, such managing underwriter, and the ESOP Trustee.

     7.   EXPENSES.

          (a) All expenses incurred in complying with Section 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for ASI, fees of the Commission and National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses and fees and expenses of counsel for the ESOP or any other expenses of the ESOP, are referred to as "Registration Expenses". All underwriting discounts, selling commissions applicable to the sale of ESOP Stock, and any customary and reasonable underwriter's expense allowances expressed on a percentage of the proceeds of the offering, are referred to as "Selling Expenses".

          (b) ASI will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4. All Selling Expenses in connection with any registration statement filed pursuant to Section 4 will be borne by the ESOP.

     8. INDEMNIFICATION. In the event of a registration of any of the ESOP Stock under the Securities Act pursuant to Section 4, ASI will indemnify and hold harmless the ESOP, and each underwriter of ESOP Stock under the Securities Act and each other person, if any, who controls the ESOP or any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the ESOP or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such ESOP Stock was registered, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of such registration statement, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be therein or necessary to make the statements therein not misleading, and will reimburse the ESOP, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER that ASI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the ESOP, any underwriter or any controlling person in writing specifically for use in such registration statement or prospectus.

     In the event of a registration of any ESOP Stock under the Securities Act pursuant to Section 4, the ESOP will indemnify and hold harmless ASI and each person, if any, who

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controls ASI within the meaning of the Securities Act, each officer of
ASI who signs the registration statement, each director of ASI, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which ASI or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such ESOP Stock was registered, any preliminary prospectus or final prospectus contained in such registration statement or any amendment or supplement of such registration statement, or arise out of or are based upon the omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ASI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the ESOP will be liable under this Agreement in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to ASI by the ESOP specifically for use in such registration statement or prospectus provided, further, however that the liability of the ESOP under this Agreement will be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by the ESOP under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the proceeds received by the ESOP from the sale of the ESOP Stock covered by such registration statement.

     Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party will, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, promptly notify the indemnifying party in writing of such claim but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is prejudiced by such omission or delay. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in and, to the extent it wishes, to assume and undertake the defense of such action with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected (unless such indemnified party reasonably objects to such assumption on the grounds that there are likely to be defenses available to it which are different from or in addition to, and are in conflict with, the defenses available to such indemnifying party, in which event the indemnified party will be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining its separate legal counsel, but only to the extent of such conflict). The indemnifying

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party will lose its right to defend, contest, litigate and settle a matter if it fails to contest such matter diligently. No matter will be settled by an indemnifying party without the prior written consent of the indemnified party, unless such settlement contains a full and unconditional release of the indemnified party.

     Notwithstanding the foregoing, any indemnified party has the right to retain its own counsel in any such action, but the fees and disbursements of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party fails to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party mutually agree to the retention of such counsel. The indemnifying party will not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this
Section 8 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect of such losses, claims, damages or liabilities, then each indemnifying party will in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of ASI, on the one hand, and the underwriters and the ESOP, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. ASI and the ESOP agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. Notwithstanding the provisions of this paragraph, the ESOP will not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by the ESOP under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the proceeds received by the ESOP for the sale of ESOP Stock covered by such registration statement and (ii) the amount of any damages which it would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The indemnification of underwriters provided for in this Section 8 will be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of the shares of ESOP Stock.

     9.   MISCELLANEOUS.

          (a) In order to make available to the ESOP the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of ESOP Stock to the public without registration, ASI agrees that, when required by law, it will use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the Commission, at all times; (ii) file with the Commission in a timely manner all reports and other documents required of ASI under the Securities Act and the Exchange Act; and (iii) so long as the ESOP owns any shares of ESOP Stock, furnish the ESOP, promptly after the ESOP requests, a written statement by ASI as to its compliance with the reporting requirements of Rule 144.

          (b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement whether so expressed or not, except that the benefits accorded by this Agreement will cease to apply to any shares of the ESOP Stock that are transferred or distributed by the ESOP.

          (c) All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement will be deemed duly given only if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

               (i) if to ASI to it at: Analytical Surveys, Inc., 941 North Meridian Street, Indianapolis, Indiana 46204, Attention: Sidney V. Corder; and

               (ii) if to the ESOP to it, care of the ESOP Trustee, at:
          Consulting Fiduciaries, 2745 Riverwoods Road, Riverwoods, IL 60015.

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and one business day (meaning a weekday other than a day on which national banks are closed) after receipt of confirmation by person or machine if sent by telecopy or facsimile transmission; except that any Exercise Notice delivered pursuant to Section 6 will be deemed given only if sent by courier on the date of such Exercise Notice. Any party may change the address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

          (d) This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.

          (e) Any dispute arising under this Agreement will be resolved in accordance with Article X (Alternative Dispute Resolution) of the Merger Agreement.

          (f) Except where specifically indicated, this Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and may not be modified or amended except in writing.

          (g) This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (h) All references in this Agreement to "Sections" refer to the pertinent provision of this Agreement unless provided otherwise.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this Agreement, whereupon this Agreement will be a binding agreement between ASI and you.

                                       Very truly yours,

                                       Analytical Surveys, Inc.


                                       By:  Sidney V. Corder
                                       Title:    Chief Executive Officer

AGREED TO AND ACCEPTED
as of the date first
above written

Cartotech, Inc. Employee Stock Ownership and 401(k) Plan

By:
     Gene Barber, ESOP Trustee